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                                   EXHIBIT 5.1

                                [K&E LETTERHEAD]


February 21, 2001

CenterPoint Properties Trust
1808 Swift Road
Oak Brook, Illinois  60523

Ladies and Gentlemen:

              We have acted as counsel to CenterPoint Properties Trust, a Maryland real estate investment trust (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 of the Company filed with the Securities and Exchange Commission (the "Commission") on the date hereof (the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 1,200,000 shares of the Company's Common Shares of Beneficial Interest, $0.001 per share (the "Common Shares"), issuable under and pursuant to the Company's 2000 Omnibus Employee Retention and Incentive Plan (the "Plan"). In this connection, we have examined:

         a. the Declaration of Trust, By-Laws and organizational documents of the Company;

         b.   certain resolutions adopted by the Company's Board of Trustees;

         c.   the Registration Statement;

         d.   the Plan; and

         e. such other documents as we have deemed relevant for the purpose of rendering the opinions set forth herein, including certifications as to certain matters of fact by responsible officers of the Company and by governmental authorities.

We have assumed the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that, when issued in accordance with the terms of the Plan, the Common Shares will be, validly issued, fully paid and nonassessable.

              We are members of the Bar of the State of Illinois. Our opinion is limited to the laws of the State of Illinois and the federal laws of the United States of America. Insofar as our opinion relates to matters of Maryland law, we have relied on the opinion dated the date hereof of Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC, a copy of which is attached hereto.

              We consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to our firm in the Prospectus that is part of the Registration Statement. By giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act.

                                Very truly yours,


                                /s/ Kirkland & Ellis
                                --------------------
                                Kirkland & Ellis

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